EXHIBIT 99.B10(ii)


                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


We consent to the reference to our firm in the Statement of Additional Information included in Post-Effective Amendment No. 2 to the Registration Statement on Form N-4 for certain variable annuity contracts, issued through the First MetLife Investors Variable Annuity Account One (File No. 333-96795). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                        SUTHERLAND ASBILL & BRENNAN LLP


                                        By: /s/ W. THOMAS CONNER
                                            -----------------------------------
                                               W. Thomas Conner


Washington, D.C.

April 26, 2004